EXHIBIT 23.1

                              MOEN AND COMPANY
                            CHARTERED ACCOUNTANTS

Securities Commission Building
PO Box 10129                                       Telephone:      (604)662-8899
Suite 1400 - 701 West Georgia Street               Fax:            (604)662-8809
Vancouver, British Columbia                        Email:       moenca@telus.net
Canada V7Y 1C6

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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 2004 included in the Registration Statement on Form SB-2 and related Prospectus of Goldstrike, Inc. for the registration of shares of its common stock.


/s/ Moen and Company
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MOEN AND COMPANY, CHARTERED ACCOUNTANTS



Vancouver, Canada

June 2, 2004